Rainmaker Reports 7% Sequential Revenue Increase over the Preceding Quarter;
Reaffirms Guidance of Adjusted EBITDA Cash Flow Positive for the Third Quarter of 2012

Announces Financial Results for the Second Quarter Ended June 30, 2012
Narrows Net Loss from Continuing Operations
Campbell, Calif., July 31, 2012 – Rainmaker Systems, Inc. (NASDAQ: RMKR), a leading global provider of B2B e-commerce solutions that drive online sales and renewal for products, subscriptions and training for clients and their channel partners, today reported financial results for its second quarter ended June 30, 2012.
Net revenue in the second quarter of 2012 was $6.9 million, a 7% sequential increase from net revenue in the preceding quarter of $6.4 million. Net revenue in the six months ended June 30, 2012 was $13.3 million, a 9% year-over-year increase from net revenue of $12.2 million in the same period of 2011.
Recent Business Highlights

•	Achieved approximately 90% reduction in quarterly adjusted EBITDA loss year-over-year, from $1.7 million to $191,000

•
Signed new multi-year agreement with Comcast totaling an estimated $10 million over full term for e-commerce platform and telesales services to drive subscription sales to business customers for certain products and services

•	Signed three-year, $15 million renewal with Microsoft for B2B telesales services for certain of its cloud-based products within Europe, Asia, and Latin America

•	Signed new three-year, $7 million agreement with a major software client for B2B telesales services for the client's full product line within Latin America, further expanding relationship

•
Announced today the signing of an additional two-year, $2 million agreement with major software client for B2B telesales services for the client's flagship cloud-based offering within Europe, Asia, and Latin America, representing conversion of initial pilot program

•	Signed new client Demandforce, a fast growing company which was recently acquired by Intuit, for telesales services

•	Renewed multiple existing e-commerce agreements

•	Signed new credit facility with Comerica Bank in the amount of $5 million, composed of a $3 million 36 month term loan facility and a $2 million, 18 month revolving line of credit

•	Engaged in a process to sell the Company's call center operations in Manila and in discussions with three bidders

•	Completed the planned $5 million cost reduction program with the full benefit expected in the third quarter
“Our recent major customer wins confirm our strategy of providing e-commerce clients with the only true end-to-end solution for the B2B market,” said Michael Silton, chairman and chief executive officer. “Our latest e-commerce release provides our customers with a multi-language offering and, combined with our telesales capabilities and training tools, offers a comprehensive solution to the marketplace. In addition, we signed a new credit facility with Comerica Bank, committed to a plan to sell our call center operations in Manila, and have positioned the company for continued growth as the new contracts ramp in the third quarter. We continue to expect sequential quarterly revenue growth for the remainder of the year and continue to anticipate achieving a return to positive cash flow in the third quarter of 2012.”
Gross margin in the second quarter of 2012 increased to 44%, compared to 43% in both the preceding quarter and the second quarter of 2011. Gross margin in the six months ended June 30, 2012 increased to 44%, compared to 41% in the same period of 2011.
Net loss from continuing operations for the second quarter of 2012 was $901,000, or a loss of $0.03 per share, compared to a net loss from continuing operations in the preceding quarter of $1.2 million, or a loss of $0.04 per share, and a net loss from continuing operations in the second quarter of 2011 of $2.8 million, or a loss of $0.13 per share. Net loss from continuing operations for the six months ended June 30, 2012 was $2.1 million, or a loss of $0.08 per share, compared to a net loss from continuing operations in the same period of 2011 of $6.0 million, or a loss of $0.29 per share.
The net loss from discontinued operations in the second quarter was $1.7 million. The net loss from discontinued operations was due primarily to the establishment of a reserve for the bankruptcy of a client, costs related to the Company's exit of its BPI lease and the move into a larger facility to accommodate future expansion for these operations and the initial costs incurred to launch a significant new program.
Second quarter 2012 non-GAAP net loss, which excludes stock-based compensation expense, amortization of purchased intangible assets, and a gain due to change in fair value of warrant liability was $673,000, or a loss of $0.02 per share, compared to a non-GAAP net loss in the preceding quarter of $1 million, or a loss of $0.04 per share, and a non-GAAP net loss in the second quarter of 2011 of $2.3 million, or a loss of $0.11 per share. See Exhibit A for a reconciliation of GAAP net loss from continuing operations to non-GAAP net loss.
Second quarter 2012 adjusted EBITDA, which excludes non-cash stock compensation expense, was negative $191,000, compared to negative $546,000 in the preceding quarter and negative $1.7 million in the second quarter of 2011. See Exhibit B for a reconciliation of GAAP net loss from continuing operations to EBITDA and adjusted EBITDA.
Total shares outstanding at June 30, 2012 were approximately 27.1 million common shares, which include approximately 1.2 million unvested restricted shares. In addition, Rainmaker had 836,000 unexercised options outstanding with a weighted average exercise price of approximately $0.88 per share and 1.6 million unexercised warrants outstanding with a weighted average exercise price of approximately $1.38 per share.
Total cash and cash equivalents were $6.0 million at June 30, 2012, compared to $8.5 million at December 31, 2011. Approximately 75% of the Company's cash burn over the first six months of 2012 related to its call center operations in Manila. Total cash used by discontinued operations was $1.8 million for the six month ended June 30, 2012.
Conference Call
Rainmaker Systems will host a conference call and webcast today at 1:30 p.m. Pacific Time to discuss its second quarter 2012 financial results. Those wishing to participate in the live call should dial (888) 549-7880 using the password “Rainmaker.” A replay of the call will be available for one week beginning approximately one hour after the call's conclusion by dialing (800) 406-7325 and entering 4553788 followed by the “#” key when prompted for a code. To access the live webcast of the call, go to the Investors section of Rainmaker's website at www.rainmakersystems.com. A webcast replay of the conference call will be available for one year on the Conference Calls/Events page of the Investors section at www.rainmakersystems.com.

About Rainmaker
Rainmaker Systems, Inc. is a leading global provider of B2B e-commerce solutions that drive online sales and renewal for products, subscriptions and training for our clients and their channel partners. Rainmaker provides these solutions on a consistent, global basis supporting multiple payment methods, currencies and language capabilities. For more information, visit www.rainmakersystems.com or call 800-631-1545.
NOTE: Rainmaker Systems and the Rainmaker logo are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.
Safe Harbor Statement
This press release contains forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker as of this date and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are our client concentration, as we depend on a small number of clients for a significant percentage of our revenue, the possibility of the discontinuation and/or realignment of some client relationships, general market conditions, the current difficult macro-economic environment and its impact on our business, as our clients are reducing their overall marketing spending and our clients' customers are reducing their purchase of services contracts, the high degree of uncertainty and our limited visibility due to economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions without disruption to our business, our ability to sell our Manila operations in a timely manner, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our ability to expand our channel hosted contract solution and drive adoption of this solution by resellers, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the financial condition of our clients' businesses, our ability to raise additional equity or debt financing, and other factors detailed in the Company's filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q.
CONTACT:

Timothy Burns	Steve Polcyn
Chief Financial Officer	Investor Relations
Rainmaker Systems, Inc.	Rainmaker Systems, Inc.
(512) 949-6021	(925) 548-3516
timothy.burns@rmkr.com	steve.polcyn@rmkr.com

– Financial tables to follow –

RAINMAKER SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$6,032	$8,490
Restricted cash	15	18
Accounts receivable, net	5,265	4,587
Prepaid expenses and other current assets	693	876
Assets held for sale	4,475	4,164
Total current assets	16,480	18,135
Property and equipment, net	2,665	2,861
Intangible assets, net	30	85
Goodwill	5,284	5,268
Other non-current assets	942	422
Total assets	$25,401	$26,771
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,635	$5,702
Accrued compensation and benefits	782	740
Other accrued liabilities	2,773	3,097
Deferred revenue	1,926	2,629
Current portion of notes payable	600	4,306
Liabilities related to assets held for sale	2,797	2,163
Total current liabilities	16,513	18,637
Deferred tax liability	508	473
Long-term deferred revenue	161	103
Common stock warrant liability	495	517
Other long-term liabilities	533	—
Notes payable, less current portion	3,893	—
Total liabilities	22,103	19,730
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized, 29,013,413 shares issued and 27,050,188 shares outstanding at June 30, 2012 and 28,686,486 shares issued and 26,812,935 shares outstanding at December 31, 2011	27	26
Additional paid-in capital	129,900	129,373
Accumulated deficit	(122,012)	(117,926)
Accumulated other comprehensive loss	(1,936)	(1,827)
Treasury stock, at cost, 1,978,996 shares at June 30, 2012 and 1,873,551 shares at December 31, 2011	(2,681)	(2,605)
Total stockholders’ equity	3,298	7,041
Total liabilities and stockholders’ equity	$25,401	$26,771

RAINMAKER SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net revenue	$6,895	$6,468	$13,296	$12,193
Cost of services	3,882	3,696	7,507	7,152
Gross margin	3,013	2,772	5,789	5,041
Operating expenses:
Sales and marketing	505	991	1,045	1,920
Technology and development	1,530	2,174	3,119	3,820
General and administrative	1,384	1,705	2,752	3,827
Depreciation and amortization	402	650	806	1,444
Gain on fair value re-measurement	—	—	—	(70)
Total operating expenses	3,821	5,520	7,722	10,941
Operating loss from operations	(808)	(2,748)	(1,933)	(5,900)
Gain due to change in fair value of warrant liability	(15)	(25)	(22)	(25)
Interest and other expense, net	43	28	71	56
Loss from continuing operations before income tax expense	(836)	(2,751)	(1,982)	(5,931)
Income tax expense	65	44	118	88
Net loss from continuing operations	$(901)	$(2,795)	$(2,100)	$(6,019)
Loss from discontinued operations, net of tax	$(1,710)	$(502)	$(1,986)	$(381)
Net loss	$(2,611)	$(3,297)	$(4,086)	$(6,400)

Foreign currency translation adjustments	(110)	(263)	(109)	(277)
Comprehensive loss	$(2,721)	$(3,560)	$(4,195)	$(6,677)

Basic and diluted net loss per share - continuing operations	$(0.03)	$(0.13)	$(0.08)	$(0.29)
Basic and diluted net loss per share - discontinued operations	$(0.06)	$(0.02)	$(0.07)	$(0.02)
Weighted average common shares - Basic and diluted	27,049	21,251	26,929	21,099

RAINMAKER SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2012	2011
Operating activities:
Net loss	$(4,086)	$(6,400)
Adjustment for loss from discontinued operations, net of tax	1,986	381
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	749	1,298
Amortization of intangible assets	57	147
Gain on fair value re-measurement	—	(70)
Gain due to change in fair value of warrant liability	(22)	(25)
Stock-based compensation expense	390	1,042
Credit for allowances for doubtful accounts	(30)	(36)
Changes in operating assets and liabilities:
Accounts receivable	(647)	(109)
Prepaid expenses and other assets	(329)	(93)
Accounts payable	2,461	1,629
Accrued compensation and benefits	164	(89)
Other accrued liabilities	(166)	(165)
Income tax payable	40	2
Deferred tax liability	34	49
Deferred revenue	(646)	(787)
Net cash used in continuing operations	(45)	(3,226)
Net cash provided by (used in) discontinued operations	(410)	479
Net cash used in operating activities	(455)	(2,747)
Investing activities:
Purchases of property and equipment	(553)	(833)
Restricted cash, net	3	78
Net cash used in continuing operations	(550)	(755)
Net cash used in discontinued operations	(751)	(53)
Net cash used in investing activities	(1,301)	(808)
Financing activities:
Proceeds from issuance of common stock	—	3,352
Proceeds from issuance of common stock from option exercises	—	12
Proceeds from borrowings	4,493	417
Repayment of borrowings	(3,926)	(448)
Net proceeds of overdraft facility	(381)	18
Repayment of Optima acquisition earnout	(113)	—
Tax payments in connection with treasury stock surrendered	(191)	(196)
Net cash provided by (used in) continuing operations	(118)	3,155
Net cash provided by (used in) discontinued operations	(680)	175
Net cash provided by (used in) financing activities	(798)	3,330
Effect of exchange rate changes on cash	96	(97)
Net decrease in cash and cash equivalents	(2,458)	(322)

Cash and cash equivalents at beginning of period	8,490	11,757
Cash and cash equivalents at end of period	$6,032	$11,435

Supplemental disclosures of cash flow information:
Cash paid for interest	$58	$77
Cash paid for income taxes	$42	$47

Supplemental disclosures of non-cash investing and financing activities:
Common stock issued in acquisitions	$113	$—

Discussion of Non-GAAP Financial Measures
Rainmaker Systems' management evaluates and makes operating decisions using various performance measures. In addition to GAAP results, Rainmaker also considers non-GAAP net loss and non-GAAP net loss per share, EBITDA and adjusted EBITDA, which excludes non-cash stock compensation expense from EBITDA. These non-GAAP measures are derived from the revenue generated by Rainmaker's business and the costs directly related to the generation of that revenue, such as costs of services, sales and marketing expenses, technology expenses and general and administrative expenses, that management considers in evaluating the Company's operating performance. These non-GAAP measures exclude certain expenses that management does not consider to be related to the Company's core operating performance.
Non-GAAP net loss, non-GAAP net loss per share, EBITDA and adjusted EBITDA are supplemental measures of Rainmaker's performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of liquidity. Rainmaker presents these non-GAAP measures because management considers them to be important supplemental measures of Rainmaker's operating performance and profitability trends, and because management believes they give investors useful information on period-to-period performance as evaluated by management. Rainmaker believes that the use of these non-GAAP measures provides consistency and comparability with Rainmaker's past financial reports and also facilitates comparisons with other companies in Rainmaker's industry, a number of which use similar non-GAAP financial measures to supplement their GAAP results. Management has used these non-GAAP measures when evaluating operating performance because management believes that the inclusion or exclusion of the items described above provides an additional measure of the Company's core operating results and facilitates comparisons of the Company's core operating performance against prior periods and the Company's business model objectives. Rainmaker has chosen to provide this information to investors to enable them to perform additional analysis of past, present and future operating performance and as a supplemental means to evaluate the Company's ongoing core operations.
Non-GAAP net loss was $673,000 for the second quarter of 2012 and consists of net loss from continuing operations excluding stock based compensation expense, amortization of purchased intangible assets and a gain due to change in fair value of warrant liability. Stock based compensation expense was $215,000 for the three months ended June 30, 2012 and represents the current quarter recognition of compensation expense related to stock options and restricted stock awards granted prior to and during the quarter. Amortization of intangible assets was $28,000 for the three months ended June 30, 2012. The change in fair value of warrant liability was a $15,000 gain for the three months ended June 30, 2012 and related to a reduction in the fair value of the common stock warrant liability from the June 2011 equity financing. See Exhibit A for a reconciliation of GAAP net loss from continuing operations to non-GAAP net loss.
EBITDA was negative $406,000 for the second quarter of 2012. EBITDA consists of net loss from continuing operations excluding interest and other expense, income taxes, depreciation & amortization and certain other non-cash items. Non-cash charges for depreciation of property and equipment were $374,000 for the three months ended June 30, 2012. Income tax expense was $65,000 for the three months ended June 30, 2012. Net interest and other expense was $43,000 for the three months ended June 30, 2012. Non-cash charges for amortization of acquisition related intangibles were $28,000 for the three months ended June 30, 2012. The change in fair value of warrant liability was a $15,000 gain for the three months ended June 30, 2012 and related to a reduction in the fair value of the common stock warrant liability from the June 2011 equity financing. Adjusted EBITDA was negative $191,000 for the three months ended June 30, 2012 and adds back to EBITDA non-cash stock based compensation expense of $215,000 incurred in the second quarter of 2012. See Exhibit B for a reconciliation of GAAP net loss from continuing operations to EBITDA and adjusted EBITDA.

RAINMAKER SYSTEMS, INC.
EXHIBIT A
RECONCILIATION OF GAAP NET LOSS FROM CONTINUING OPERATIONS TO NON-GAAP NET LOSS (1)
(In thousands, except per share)
(Unaudited)

	Three months ended
	June 30,	March 31,	June 30,
	2012	2012	2011
Net loss from continuing operations - GAAP basis	$(901)	$(1,199)	$(2,795)
Stock compensation adjustments (2):
Cost of services	28	25	21
Sales and marketing	12	10	53
Technology and development	32	11	44
General and administrative	143	129	309
Amortization of intangible assets (3)	28	29	63
Gain due to change in fair value of warrant liability (4)	(15)	(7)	(25)
Net loss – Non-GAAP basis	$(673)	$(1,002)	$(2,330)

Diluted weighted average shares outstanding	27,049	26,808	21,251

Non-GAAP diluted net loss per share	$(0.02)	$(0.04)	$(0.11)
_____________________________

(1)
To supplement our financial results presented on a GAAP basis, we use non-GAAP net loss, which excludes certain business combination accounting entries and expenses related to acquisitions as well as other expenses including stock-based compensation and non-recurring items. As we have completed several acquisitions since 2005, we believe non-GAAP net loss provides useful information to investors regarding the underlying business trends and performance of the Company's ongoing operations and is useful for period over period comparisons of such operations. Non-GAAP net loss is not meant to be considered in isolation or as a substitute for GAAP net loss from continuing operations, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

(2)
We estimate the fair value of share based payment awards on the date of grant using an option-pricing model for option grants and our closing share price as reported on NASDAQ for restricted share grants. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods. Stock-based compensation expenses will recur in future periods.

(3)
We have excluded the effect of amortization of intangibles from our non-GAAP net loss. We believe this helps investors understand a significant reason why our GAAP operating expenses increase following acquisitions. Investors should note that the use of intangible assets contributed to revenue earned during the period and will contribute to future revenue generation and should also note that these amortization expenses are recurring.

(4)	We have recorded gains in fair value of warrant liability related to a reduction in the common stock warrant liability from the June 2011 equity financing.

RAINMAKER SYSTEMS, INC.
EXHIBIT B
RECONCILIATION OF NET LOSS FROM CONTINUING OPERATIONS TO EBITDA AND ADJUSTED EBITDA (1)
(In thousands)
(Unaudited)

	Three months ended
	June 30,	March 31,	June 30,
	2012	2012	2011
Net loss from continuing operations	$(901)	$(1,199)	$(2,795)
Add:
Provision for income taxes	65	53	44
Depreciation of property and equipment	374	375	585
Amortization of intangible assets	28	29	65
Gain due to change in fair value of warrant liability	(15)	(7)	(25)
Interest and other expense, net	43	28	28
	495	478	697

EBITDA – Non-GAAP basis	$(406)	$(721)	$(2,098)
Add:
Stock based compensation	215	175	427

Adjusted EBITDA – Non-GAAP basis	$(191)	$(546)	$(1,671)
_____________________________

(1)
To supplement our financial results presented on a GAAP basis, we use EBITDA, which excludes certain cash and non-cash expenses, and adjusted EBITDA, which excludes stock based compensation from EBITDA. We believe EBITDA and adjusted EBITDA provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period over period comparisons of such operations. EBITDA and adjusted EBITDA are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. We regularly use EBITDA and adjusted EBITDA internally to manage our business and make operating decisions.